                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [x]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [x] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                      First Industrial Realty Trust, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                      First Industrial Realty Trust, Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                       FIRST INDUSTRIAL REALTY TRUST, INC.
                             311 South Wacker Drive
                                   Suite 4000
                             Chicago, Illinois 60606

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                ----------------

                           TO BE HELD ON MAY 16, 2001


         NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of First Industrial Realty Trust, Inc. (the "Company") will be held on Wednesday, May 16, 2001 at 9:00 a.m. at the Sears Tower Conference Center, 233 South Wacker Drive, 33rd Floor, Lincoln Room, Chicago, Illinois 60606 for the following purposes:

         1. To elect three Class I directors of the Company to serve until the 2004 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

         2. To approve the Company's 2001 Stock Incentive Plan;

         3. To ratify the Board of Directors' selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2001; and

         4. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

         Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

         The Board of Directors has fixed the close of business on March 20, 2001 as the record date for the Annual Meeting. Only stockholders of record of the Company's common stock, $.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

         You are requested to fill in and sign the enclosed Proxy Card, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                              By Order of the Board of Directors

Chicago, Illinois                             Michael J. Havala
April 9, 2001                                 Secretary

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                      FIRST INDUSTRIAL REALTY TRUST, INC.
                             311 South Wacker Drive
                                   Suite 4000
                            Chicago, Illinois 60606

                                ----------------

                                PROXY STATEMENT

                                ----------------

                  FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS

                           to be held on May 16, 2001

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Industrial Realty Trust, Inc. (the "Company") for use at the 2001 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 16, 2001, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote on the election of three Class I directors of the Company, to approve the 2001 Stock Incentive Plan, to ratify the Board of Directors' selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year and to act on any other matters properly brought before them.


         This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about April 9, 2001. The Board of Directors has fixed the close of business on March 20, 2001 as the record date for the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 39,209,645 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them on each matter presented to the stockholders at the Annual Meeting.

         STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY CARD RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY CARD. IF A PROPERLY EXECUTED PROXY CARD IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PERSONS DESIGNATED AS PROXY HOLDERS ON THE PROXY CARD WILL VOTE (I) FOR THE ELECTION OF THE THREE NOMINEES FOR CLASS I DIRECTORS OF THE COMPANY NAMED IN THIS PROXY STATEMENT, (II) FOR THE APPROVAL OF THE 2001 STOCK INCENTIVE PLAN, (III) FOR THE RATIFICATION OF THE BOARD OF DIRECTORS' SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR AND (IV) IN THEIR OWN DISCRETION WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE STOCKHOLDERS AT THE ANNUAL MEETING OR AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THE PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING.

         The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of a majority of the votes cast with a quorum present at the Annual Meeting is required for the election of Class I directors, the approval of the 2001 Stock Incentive Plan and the ratification of the selection of the Company's auditors. Abstentions and broker non-votes will not be counted as votes cast and, accordingly, will have no effect on the majority vote required, although they will be counted for quorum purposes.

         A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

         The Company's 2000 Annual Report, including financial statements for the fiscal year ended December 31, 2000, is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material.


                                   PROPOSAL I

                        ELECTION OF A CLASS OF DIRECTORS

         Pursuant to the Articles of Amendment and Restatement of the Company, as amended (the "Articles"), the maximum number of members allowed to serve on the Company's Board of Directors is 12. The Board of Directors of the Company currently consists of nine seats and is divided into three classes, with the directors in each class serving for a term of three years and until their successors are duly elected and qualified. The term of one class expires at each Annual Meeting of Stockholders. Nine persons currently serve as directors of the Company.

         At the Annual Meeting, three directors will be elected to serve until the 2004 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The Board of Directors has nominated Jay H. Shidler, John
L. Lesher and J. Steven Wilson to serve as Class I directors (the "Nominees"). Each of the Nominees is currently serving as a Class I director of the Company and has consented to be named as a nominee in this Proxy Statement. The Board of Directors anticipates that each of the Nominees will serve as a director if elected. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will vote for the election of such other person or persons as the Board of Directors may recommend.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

INFORMATION REGARDING NOMINEES AND DIRECTORS

         The following biographical descriptions set forth certain information with respect to the three Nominees for election as Class I directors at the Annual Meeting, the continuing directors whose terms expire at the Annual Meetings of Stockholders in 2002 and 2003 and certain executive officers, based on information furnished to the Company by such persons. The following information is as of March 20, 2001, unless otherwise specified.

 CLASS I NOMINEES FOR ELECTION AT 2001 ANNUAL MEETING - TERM TO EXPIRE IN 2004

JAY H. SHIDLER                                               Director since 1993

         Mr. Shidler, 54, has been Chairman of the Board of Directors since the formation of the Company in August 1993. He is the founder and managing partner of The Shidler Group. A nationally acknowledged expert in the field of real estate investment and finance, Mr. Shidler has over 30 years of experience in real estate investment and has acquired and managed properties involving several billion dollars in aggregate value. Since 1970, Mr. Shidler has been directly involved in the acquisition and management of over 1,000 properties in 40 states and Canada. Mr. Shidler is the Chairman of the Board of Directors of Corporate Office Properties Trust, Inc. (NYSE:OFC). Mr. Shidler is also a founder and Chairman of the Board of Directors of CGA Group, Ltd., a holding company whose subsidiary is a AAA-rated financial guarantor based in Bermuda. He serves on the boards of directors of several private companies and is active as a trustee of several charitable organizations, including The Shidler Family Foundation. Mr. Shidler is a member of the National Association of Real Estate Investment Trusts ("NAREIT").

JOHN L. LESHER                                               Director since 1994

         Mr. Lesher, 67, has been a director of the Company since June 1994. Mr. Lesher is President of Jack Lesher and Associates, a management consulting firm. Since March 1999, he has served as a Senior Advisor of Resource Evaluation, Inc., a consulting firm specializing in working capital management. Prior to March 1999, Mr. Lesher also served with Resource Evaluation, Inc. as Chairman, from July 1997 to March 1999, and as President, from 1994 to July 1997. He is a director of The Sound Shore Fund and of Mondial Ltd. and is an Operating Partner of the Bradford Equities Fund III. From 1990 to 1993, he was a Managing Director of Korn/Ferry International, an executive recruiting organization. From 1985 to 1989, he was Vice President of the New York financial services practice of Cresap, McCormick & Paget, a management consulting organization; President of Home Group Financial Services, a subsidiary of Home Insurance Company; and President of Mars & Company, an international strategic planning and consulting firm. Prior to 1985, he served for 24 years in various capacities at Booz, Allen & Hamilton, including from 1976 to 1985 as its President.

J. STEVEN WILSON                                             Director since 1994

         Mr. Wilson, 57, has been a director of the Company since June 1994. Since 1991, Mr. Wilson has been Chairman of the Board of Directors and Chief Executive Officer of Wickes Inc., which is one of the largest lumber yard chains in the United States. Since 1985, Mr. Wilson has been President, Chief Executive Officer and Chairman of the Board of Directors of Riverside Group, Inc., a holding company engaged in traditional and e-commerce based supply and distribution of building materials, as well as Internet services and web design. Since 1998, Mr. Wilson has been President, Chief Executive Officer and Chairman of the Board of Directors of Buildscape, Inc., an Internet based business to business marketer of building materials.

             CLASS II CONTINUING DIRECTORS - TERM TO EXPIRE IN 2002

MICHAEL W. BRENNAN                                           Director since 1996

         Mr. Brennan, 44, has been a director since March 1996. He has been President and Chief Executive Officer of the Company since November 1998, prior to which time he served as Chief Operating Officer of the Company from December 1995 to November 1998 and as Senior Vice President--Asset Management of the Company from April 1994 to December 1995. He was a partner of The Shidler Group between 1988 and 1994 and the President of the Brennan/Tomasz/Shidler Investment Corporation and was in charge of asset management, leasing, project finance, accounting and treasury functions for The Shidler Group's Chicago operations. Between 1986 and 1988, Mr. Brennan served as The Shidler Group's principal acquisition executive in Chicago. Prior to joining The Shidler Group, Mr. Brennan was an investment specialist with CB Commercial (now CB Richard Ellis, Inc.). His professional affiliations include the Urban Land Institute ("ULI"), the National Association of Industrial and Office Properties ("NAIOP"), NAREIT, the Council for Logistic Management, the Young Presidents Organization and the Economic Club of Chicago. Mr. Brennan's charitable affiliations include the United Way, Founder's Circle of LaSalle Preparatory High School and the Big Shoulders Fund.

MICHAEL G. DAMONE                                            Director since 1994

         Mr. Damone, 66, is Director of Strategic Planning for the Company and has been a director of the Company since June 1994. Between 1973 and 1994, Mr. Damone was Chief Executive Officer of Damone/Andrew, a full service real estate organization, which developed several million square feet of industrial, warehouse, distribution and research and development buildings. Prior to co-founding Damone/Andrew in 1973, Mr. Damone was the executive vice president of a privately held, Michigan based real estate development and construction company, where he was responsible for the development of industrial/business parks. His professional affiliations include the Society of Industrial and Office Realtors ("SIOR"), the National Association of Realtors ("NAR"), the Michigan Association of Realtors and the South Oakland County Board of Realtors.

KEVIN W. LYNCH                                               Director since 1994

         Mr. Lynch, 48, has been a director of the Company since June 1994. Mr. Lynch is the co-founder and Principal of The Townsend Group ("Townsend"), an institutional real estate consulting firm, which provides real estate consulting for pension funds and institutional investors. In his capacity as Principal, Mr. Lynch is responsible for strategic development and implementation of client real estate portfolios. Mr. Lynch is also responsible for new product development. Prior to founding Townsend, Mr. Lynch was associated with Stonehenge Capital Corporation, where he was involved in the acquisition of institutional real estate properties and the structuring of institutional real estate transactions. From 1996 to 2000, Mr. Lynch served on the Board of Directors of Lexington Corporate Properties. He is a member of the National Real Estate Advisory Board for the Real Estate Center at New York University, the National Council of Real Estate Investment Fiduciaries, and the Pension Real Estate Association.

             CLASS III CONTINUING DIRECTORS - TERM TO EXPIRE IN 2003

JOHN RAU                                                     Director since 1994

         Mr. Rau, 52, has been a director of the Company since June 1994. Mr. Rau is Chairman of the Chicago Title and Trust Company Foundation. From January 1997 to March 2000, he was President and Chief Executive Officer of Chicago Title Corporation, a New York Stock Exchange listed company, and its subsidiaries Chicago Title and Trust Co., Chicago Title Insurance Co., Ticor Title Insurance Co. and Security Union Title Insurance Co. Mr. Rau is a director of LaSalle Bank, N.A., BorgWarner, Inc., Nicor Inc., Divine Interventures, Inc. and YOUcentric Inc. Mr. Rau also serves on the Advisory Boards of Financial Technology Ventures, BlueStar Ventures, eReliable Commerce, Inc., Electronic Knowledge Interchange and Incent, Inc. From January 1997 to March 2000, he was a director of Chicago Title Corporation, Chicago Title and Trust Co. and Chicago Title Insurance Co., as well as Chairman of the Board of Directors of Ticor Title Insurance Co. and Security Union Title Insurance Co. From July 1993 until November 1996, Mr. Rau was Dean of the Indiana University School of Business. From 1991 to 1993, Mr. Rau served as Chairman of the Illinois Economic Development Board and as special advisor to Illinois Governor James Edgar. From 1990 to 1993, he was Chairman of the Banking Research Center Board of Advisors and a Visiting Scholar at Northwestern University's J.L. Kellogg Graduate School of Management. During that time he also served as Special Consultant to McKinsey & Company, a worldwide strategic consulting firm. From 1989 to 1991, Mr. Rau served as President and Chief Executive Officer of LaSalle National Bank. From 1979 to 1989, he was associated with The Exchange National Bank, serving as President from 1983 to 1989, at which time The Exchange National Bank merged with LaSalle National Bank. Prior to 1979, he was associated with First National Bank of Chicago.

ROBERT J. SLATER                                             Director since 1994

         Mr. Slater, 63, has been a director of the Company since June 1994. Since 1985, Mr. Slater has been President of Jackson Consulting, Inc., a private consulting company specializing in advising basic manufacturing and the distribution industries. He has retired as President of Crane Co., a multinational manufacturing company.

W. ED TYLER                                                 Director since 2000

         Mr. Tyler, 48, has been a director of the Company since March 2000. From 1998 to 2000, Mr. Tyler served as Chief Executive Officer and a director of Moore Corporation Limited, a provider of data capture, information design, marketing services, digital communications and print solutions that enable clients to improve their business processes and to increase revenues. Prior to joining Moore Corporation, Mr. Tyler served in various capacities at R.R. Donnelley & Sons Company, most recently as Executive Vice President and Chief Technology Officer, from 1997 to 1998, and as Executive Vice President and Sector President of Donnelley's Networked Services Sector, from 1995 to 1997. He is also a director of the American Red Cross (Mid-America).


EXECUTIVE OFFICERS AND OTHER SENIOR MANAGEMENT

MICHAEL J. HAVALA

         Mr. Havala, 41, has been Chief Financial Officer, Treasurer and Secretary of the Company since April 1994. He joined The Shidler Group in 1989, and was Chief Financial Officer for The Shidler Group's midwest region with responsibility for accounting, finance and treasury functions. With The Shidler Group, Mr. Havala structured joint ventures, obtained and refinanced project financing, developed and implemented management information systems and directed all financial aspects of a several million square foot portfolio located in various states throughout the Midwest. Prior to joining The Shidler Group, Mr. Havala was a Senior Tax Consultant with Arthur Andersen & Company, where he specialized in real estate, banking and corporate finance. Mr. Havala is a certified public accountant. His professional affiliations include NAREIT and the Illinois CPA Society.

JOHANNSON L. YAP

         Mr. Yap, 38, has been the Chief Investment Officer of the Company since February 1997. From April 1994 to February 1997, he served as Senior Vice President--Acquisitions of the Company. During this time, he oversaw and implemented the Company's investment strategy and initiatives. In addition to participating in over one billion dollars of investments, Mr. Yap has extensive experience in entity acquisitions using the UPREIT structure. Prior to joining the Company, Mr. Yap joined The Shidler Group in 1988 as an acquisitions associate, and became Vice President in 1991, with responsibility for acquisitions, property management, leasing, project financing, sales and construction management functions. Between 1988 and 1994, he participated in the acquisition, underwriting and due diligence of several hundred million dollars of commercial properties. His professional affiliations include the Chicago Real Estate Council, ULI, NAREIT, NAIOP and the Real Estate Investment Advisory Council.

DAVID P. DRAFT

         Mr. Draft, 49, has been Executive Vice President - Operations of the Company since January 2001, prior to which time he served as Managing Director of the Company's Central region from December 1998 to January 2001 and as Senior Regional Director of the Company's Michigan and Northern Ohio regions from March 1996 to December 1998. He oversees operations for the Company's entire portfolio. He has 25 years experience in real estate brokerage, sales, leasing and asset management. Between 1994 and March 1996, Mr. Draft was Co-Founder and Principal of Draft & Gantos Properties, L.L.C., where he was responsible for real estate management, construction and development. From 1990 to 1994, Mr. Draft was Director of Development and Operations for Robert Grooters Development Company where he was responsible for land acquisitions, development project planning, financing and construction of industrial property. From 1977 to 1990, he was with First Real Estate, Inc. serving in the capacity of chief operating officer. Mr. Draft is a licensed real estate broker and a member of NAR and the Michigan Association of Realtors.

ARNE M. COOK

         Mr. Cook, 40, has been Managing Director of the Central region since January 2001, prior to which time he served as Senior Regional Director of the Company's Minnesota region from January 2000 to December 2000, as Regional Director of the Company's Minnesota region from April 1998 to December 1999 and as Regional Development Manager from April 1997 to March 1998. He oversees acquisitions, development, construction, asset management and lease negotiations for the several million square foot regional portfolio. He has over 15 years of experience in the office and industrial real estate industry. From January 1995 to March 1997, Mr. Cook served as Senior Director of Real Estate Development with Opus Northwest LLC, a member of the Opus Group of Companies, where he was responsible for the development, sales, financing and asset management of office and industrial properties throughout the Midwest. His professional affiliations include NAIOP, having served as President of the Minnesota Chapter during 2000, NAREIT, having served on its National Board of Directors and as President of the Twin Cities Chapter, ULI and the University of Wisconsin Real Estate Alumni Association.

J. CRAIG COSGROVE

         Mr. Cosgrove, 39, has been Managing Director of the Company's West/Gulf region since December 1999, prior to which time he served as a Senior Regional Director of the Company's mid-Atlantic and southeast regions from December 1997 to December 1999 and as a Regional Director of the Company's central Pennsylvania region from June of 1994 to December 1997. Mr. Cosgrove joined the Company in 1994 as a Regional Director upon the Company's acquisition of Rouse &

         Associates through an UPREIT transaction. From 1991 to 1994, Mr. Cosgrove was an asset manager with Rouse & Associates where he was responsible for managing and leasing Rouse & Associates' industrial real estate portfolio. Mr. Cosgrove's professional affiliations include the Building Owners and Managers Association and NAIOP. He is also chairperson for Project Mercy's Advisory Board.

TIMOTHY E. GUDIM

         Mr. Gudim, 41, has been Managing Director of the Company's California region since December 1999, prior to which time he served as Managing Director of the Company's West/Gulf region from December 1998 to December 1999; as a Senior Regional Director of the Company's West region from June 1998 to December 1998; and as a Regional Director for Colorado from November 1997 to June 1998. He oversees acquisitions, development, build-to-suits, asset management and lease negotiations for the several million square foot regional portfolio. Mr. Gudim has 19 years experience in the industrial real estate field. Between 1991 and October 1997, he was Vice President and a Principal of Pacifica Holding Company, a full service real estate company operating in Denver. Mr. Gudim's professional affiliations include NAIOP, SIOR and the Association of Industrial Realtors.

ROSS KIRK

         Mr. Kirk, 44, has been Managing Director of the Company's east region since December 1999, prior to which time he served as a Regional Director of the Company's Tampa region from December 1997. He oversees acquisitions, development, construction, asset management and lease negotiations for the several million square foot regional portfolio. Mr. Kirk has over twenty years of real estate experience. Between July 1992 and December 1997, he was President of Thompson-Kirk Properties, a full-service real estate firm in Tampa. Mr. Kirk is a licensed general contractor in the state of Florida, a licensed Florida real estate broker and a licensed Florida mortgage broker. He holds memberships in NAIOP, Tampa's Real Estate Investment Council and the Council of Logistics Management.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Company is currently managed by a nine member Board of Directors, a majority of whom are independent of both The Shidler Group and the Company's management. The current independent directors are Messrs. Lesher, Lynch, Rau, Slater, Tyler and Wilson. Pursuant to the terms of the Company's Articles, the directors are divided into three classes. Class I directors hold office for a term expiring at this Annual Meeting. Class II directors hold office for a term expiring at the Annual Meeting of Stockholders to be held in 2002. Class III directors hold office for a term expiring at the Annual Meeting of Stockholders to be held in 2003. Each director will hold office for the term to which he is elected and until his successor is duly elected and qualified. At each Annual Meeting of Stockholders, the successors to the class of directors whose terms expire at that meeting will be elected to hold office for a term continuing until the Annual Meeting of

Stockholders held in the third year following the year of their election and the election and qualification of their successors.

         The Board of Directors held eight meetings during the fiscal year of 2000. Each of the directors serving in 2000 attended at least 75% of the total number of meetings of the Board of Directors and of the respective committees of the Board of Directors of which he was a member.

         The Board of Directors has appointed an Audit Committee, a Compensation Committee, an Investment Committee, a Nominating Committee and a Special Committee.

         Audit Committee. The Audit Committee, which consists of Messrs. Rau, Lynch and Wilson, makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the audit plan, audit scope, and the results of the annual audit engagement, approves audit services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. In the judgment of the Company's Board of Directors, each member of the Audit Committee is independent as required by the listing standards of The New York Stock Exchange. The Audit Committee met twice in 2000. In addition, the Chairman of the Audit Committee holds on a quarterly basis with the Company's independent public accountants a pre-earnings release conference and another conference to discuss the review of quarterly information prior to its issuance. On May 17, 2000, the Board of Directors, on the unanimous recommendation of the Audit Committee, approved and adopted the Company's Audit Committee Charter, a copy of which is attached hereto as Appendix A.

         Compensation Committee. The Compensation Committee, which consists of Messrs. Slater and Lesher, makes recommendations and exercises all powers of the Board of Directors in connection with certain compensation matters, including incentive compensation and benefit plans. The Compensation Committee administers, and has authority to grant awards under, the First Industrial Realty Trust, Inc. 1994 Stock Incentive Plan (the "1994 Stock Plan"), the First Industrial Realty Trust, Inc. 1997 Stock Incentive Plan (the "1997 Stock Plan"), the First Industrial Realty Trust, Inc. Deferred Income Plan (the "Deferred Income Plan") and, subject to stockholder approval, the First Industrial Realty Trust, Inc. 2001 Stock Incentive Plan. The Compensation Committee met two times in 2000.

         Investment Committee. The Investment Committee, which consists of Messrs. Shidler, Brennan and Damone, provides oversight and discipline to the acquisition and new investment process. New investment opportunities are described in written reports based on detailed research and analyses in a standardized format applying appropriate underwriting criteria. The Investment Committee meets with the Company's acquisition personnel, reviews each submission thoroughly and approves acquisitions and development projects having a total investment of less than $30 million. The Investment Committee makes a formal recommendation to the Board of Directors for all acquisitions and development projects with a total investment in excess of $30 million. The Investment Committee met 37 times during 2000.

         Nominating Committee. The Nominating Committee proposes individuals for election as directors at the Annual Meeting of Stockholders of the Company and in connection with any vacancy that may develop on the Board of Directors. The Board of Directors, in turn, as a whole by a majority vote either approves all of the nominations so proposed by the Nominating Committee or rejects all of the nominations in whole, but not in part. In the event that the Board of Directors as a whole by a majority vote rejects the proposed nominations, the Nominating Committee develops a new proposal. The Nominating Committee will consider nominees recommended by stockholders of the Company. Such recommendations shall be submitted in writing to the Secretary of the Company. The membership of the Nominating Committee consists of a total of four directors which includes (i) the Chairman of the Board of the Company, (ii) the President of the Company, and
(iii) two other directors selected by the entire Board of Directors of the Company from among those directors who are not officers of the Company and whose term is not expiring in the calendar year that the Nominating Committee is making its proposal. The Nominating Committee that made the proposals approved by the Board of Directors and set forth in this Proxy Statement consisted of Messrs. Shidler, Brennan, Slater and Tyler. The Nominating Committee met once in March 2001 to determine its nominations for this Proxy Statement.

         Special Committee. The Special Committee consists of Messrs. Shidler, Brennan and Rau. The Special Committee is authorized, within limits specified by the Board of Directors, to approve the terms under which the Company issues common stock, preferred stock or depository shares representing fractional interests in preferred stock, or which the Company or any of the Company's subsidiaries, including First Industrial, L.P., issues debt. The Special Committee met two times during 2000.

DIRECTOR COMPENSATION

         Directors of the Company who are also employees receive no additional compensation for their services as a director. Non-employee directors of the Company receive an annual director's fee equivalent in value to $20,000. At least 50% of the value of such fee must be taken in the form of restricted stock. Each non-employee director also receives $1,000 for each regular quarterly meeting of the Board of Directors attended, $1,000 for each special meeting of the Board attended, $1,000 for each substantive special telephonic Board meeting participated in and $1,000 for each committee meeting attended. Following the Annual Meeting of Stockholders held in 2000, each of the Company's non-employee directors received options under the 1997 Stock Plan to purchase 10,000 shares at the market price of the shares on the date of grant. Such options granted to non-employee directors vest one year after the date of grant. Following this Annual Meeting the Company intends to grant 10,000 options under the 1997 Stock Plan to each of the Company's non-employee directors. Such options will be granted at the market price of the shares on the date of grant and will vest one year after the date of grant.

                             EXECUTIVE COMPENSATION

         The following table sets forth the aggregate compensation, including cash compensation and restricted stock and option awards, paid by the Company with respect to the fiscal years ended December 31, 1998, 1999 and 2000 to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company, including the Company's former Chief Operating Officer (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                           Long Term
                                                                          Compensation
                                                                          ------------
                                                                    Restricted      Shares      All Other
Name and                                Annual                        Stock       Underlying   Compensation
Principal Position           Year      Salary($)   Bonus($)(1)     Awards($)(2)    Options(#)    ($)(6)
------------------           ----      ---------   -----------     ------------    ----------  ------------

Michael W. Brennan           2000   $   375,000   $    600,598   $    281,160       75,000(5)    $  256,664
President and                1999       320,000              0        875,044       60,000(4)       181,964
Chief Executive Officer      1998       276,875        345,000        163,313       85,000(3)        90,054

Michael J. Havala            2000   $   265,000   $    410,141   $    207,675       52,000(5)    $  186,209
Chief Financial Officer,     1999       247,500        160,000        420,744       45,000(4)       119,856
Treasurer and Secretary      1998       225,000        275,000        138,188       45,000(3)        71,434

Johannson L. Yap             2000   $   235,000   $    456,096   $    207,675       52,000(5)    $  161,690
Chief Investment Officer     1999       214,000              0        776,440       43,000(4)        97,592
                             1998       200,000        300,000        125,625       40,000(3)        58,502

David P. Draft               2000   $   210,000   $    403,200   $    130,196       34,200(5)    $   87,825
Executive Vice               1999       200,000         80,000        493,019       29,200(4)        61,207
President - Operations       1998       158,241        250,000         75,375       25,000(3)        38,276

Gary H. Heigl                2000    $  290,000   $    307,798   $          0            0(5)    $  719,554
Former Chief                 1999       270,000        180,000        472,369       52,000(4)       105,936
Operating Officer            1998       219,167        320,000        150,750       69,000(3)        58,502
---------------------------

(1) Amounts for 1998 represent bonuses awarded in February 1999 based on performance for the year ended December 31, 1998. Amounts for 1999 represent bonuses awarded in February 2000 based on performance for the year ended December 31, 1999. Amounts for 2000 represent bonuses awarded in February 2001 based on performance for the year ended December 31, 2000 and amounts paid to Messrs. Brennan, Havala, Yap and Heigl in consideration for the purchase all of such executives stock in FR Development Services, Inc. in connection with that entity's conversion to a wholly-owned taxable REIT subsidiary. See "Certain Relationships and Transactions."

(2) Amounts for 1998 represent restricted Common Stock awarded in March 1999. Amounts for 1999 represent restricted Common Stock awarded in February 2000. Amounts for 2000 represent restricted Common Stock awarded in March 2001. The dollar amount shown is approximately equal to the product of the number of shares of restricted Common Stock granted multiplied by the closing price of the Common Stock as reported by the New York Stock Exchange on the date of grant ($25.125 on March 4, 1999 for 1998 amounts; $25.8125 on February 15, 2000 for 1999 amounts; $31.95 on March 16, 2001 for 2000 amounts). This valuation does not take into account any diminution in value that results from the restrictions applicable to such Common Stock. From and after the date of issuance, holders of the restricted Common Stock are entitled to vote such Common Stock and receive dividends at the same rate applicable to unrestricted shares of Common Stock. The total number of shares, and the value, of restricted Common Stock held by each Named Executive Officer as of December 31, 2000 (based on the closing price per share of Common Stock as reported on the New York Stock Exchange on December 29, 2000 ($34.00)) is as follows: Mr. Brennan - 75,428 shares ($2,564,552), Mr. Havala - 49,908 shares ($1,696,872), Mr. Yap - 53,675 shares ($1,824,950), Mr. Draft - 26,600 shares ($904,400) and Mr. Heigl
         - 40,893 shares ($1,390,362). An aggregate of 5,211 shares of restricted Common Stock awarded to Messrs. Brennan, Havala and Yap vested in January 1999 and restrictions with respect to such shares have been removed. Of the 99,380 shares of restricted Common Stock awarded in February 2000 to the Named Executive Officers, other than Mr. Heigl, one-third vested in January 2001, as to which restrictions have been removed, and one-third will vest in each of January 2002 and January 2003. Of the 25,875 shares of restricted Common Stock awarded in March 2001 to the Named Executive Officers, other than Mr. Heigl, one-third will vest in each of January 2002, January 2003 and January 2004. As of January 2001, all of the shares of restricted Common Stock held by Mr. Heigl have vested and restrictions with respect to such shares have been removed pursuant to the terms of his separation agreement.
(3) Amounts for 1998 represent an aggregate of 224,000 options granted to the Named Executive Officers under the 1997 Stock Plan on March 4, 1999 at an exercise price equal to $25.125 per share. Such options vested in two equal installments on the six-month and first year anniversary of the date of grant. Amounts for 1998 also represent an aggregate of 40,000 options granted to Messrs. Brennan and Heigl under the 1997 Stock Plan on December 3, 1998 at an exercise price equal to $24.00 per share and which vested in two equal installments on the six-month and first anniversary of the date of grant.
(4) Amounts for 1999 represent an aggregate of 229,200 options granted to the Named Executive Officers under the 1997 Stock Plan on August 28, 2000 at an exercise price equal to $27.25 per share. Such options, other than Mr. Heigl's, vest in three equal installments on the first, second and third year anniversary of January 25, 2000. Of Mr. Heigl's 52,000 options, 17,333 vested on January 25, 2001 and the remainder have been cancelled pursuant to the terms of his separation agreement.
(5) Amounts for 2000 represent an aggregate of 213,200 options granted to the Named Executive Officers, other than Mr. Heigl, under the 1997 Stock Plan on January 23, 2001 at an exercise price equal to $33.125 per share. Such options vest in three equal installments on the first, second and third year anniversary of the date of grant.
(6) Includes premiums paid by the Company on term life insurance and long term disability insurance ($19,993 in 2000; $7,434 in 1999; $7,434 in
         1998) for the benefit of certain of the Named Executive Officers. Also includes car allowances ($67,200 in 2000; $32,088 in 1999; $21,002 in
         1998) and personal financial planning allowances ($8,000 in 2000; $9,000 in 1999; $0 in 1998) for certain of the Named Executive Officers. Also includes a cash severance payment to Mr. Heigl of $535,000 pursuant to the terms of his separation agreement. Also includes benefits accrued on units awarded to the Named Executive Officers under the Deferred Income Plan. Generally, amounts accrued under the Deferred Income Plan vest in equal quarterly installments over three years and are paid out (in cash or Common Stock at the discretion of the Compensation Committee) in three annual installments, commencing on the January 31st after the date of grant. A portion of the amounts accrued under the Deferred Income Plan to each Named Executive Officer in 1998 were used to acquire Common Stock having an aggregate value at the time of acquisition to each Named Executive Officer as follows:

         Mr. Brennan - $43,591, Mr. Havala - $34,491, Mr. Yap - $28,936, Mr.
         Draft - $22,274, and Mr. Heigl - $28,936. The remainder of the amounts accrued under the Deferred Income Plan to each Named Executive Officer in 1998 were paid in cash. A portion of the amounts accrued under the Deferred Income Plan to Mr. Brennan and Mr. Draft in 1999 were used to acquire Common Stock having a value at the time of acquisition of $77,212 and $30,100, respectively, with the remainder of such amounts paid in cash. The amounts accrued under the Deferred Income Plan to each of the other Named Executive Officers in 1999 were paid in cash. A portion of the amounts accrued under the Deferred Income Plan to Messrs. Yap and Draft in 2000 was used to acquire Common Stock having a value at the time of acquisition of $71,754 and $39,111, respectively, with the remainder of such amounts paid in cash. The amounts accrued under the Deferred Income Plan to each of the other Named Executive Officers in 2000 were paid in cash.

OPTION GRANTS AND EXERCISES

         Option Grants. The following table sets forth the options granted in the fiscal year ended December 31, 2000 to the Named Executive Officers.

                              OPTION GRANTS IN 2000

                                              Individual Grants
                       ------------------------------------------------------------------

                                     Percent of
                       Number of   Total Options                 Market Price
                        Options      Granted to    Exercise or     on Grant                Total Present
                        Granted     Employees in    Base Price       Date      Expiration   Value as of
Name                    (#)(1)      2000 (%)(2)      ($/sh)         ($/sh)       Date(s)   Grant Date (4)
----                    ------      -----------      ------         ------       -------   --------------
Michael W. Brennan      60,000          6.4        $  27.25      $ 28.875         (3)       $  175,200
Michael J. Havala       45,000          4.8           27.25        28.875         (3)          131,400
Johannson L. Yap        43,000          4.6           27.25        28.875         (3)          125,560
David P. Draft          29,200          3.1           27.25        28.875         (3)           85,264
Gary  H. Heigl          52,000          5.5           27.25        28.875         (3)          151,184
---------------------------

(1) Represents an aggregate of 229,200 granted under the 1997 Stock Plan on August 28, 2000 to the Named Executive Officers. The options, other than Mr. Heigl's, vest in three equal installments on the first, second and third year anniversary of January 25, 2000. Of Mr. Heigl's 52,000 options, 17,333 vested on January 25, 2001 and the remainder have been cancelled.
(2) Percentages do not take into account 70,000 options in the aggregate granted to non-employee directors of the Company.
(3) All of the options, other than Mr. Heigl's, expire August 28, 2010. Of Mr. Heigl's 52,000 options, 17,333 expire April 30, 2001 and the remainder have been cancelled.
(4) Based on the Black-Scholes option pricing model adapted for use in valuing stock options. The actual value, if any, that the Named Executive Officer may receive would depend on the excess of the stock price at the time of exercise over the exercise or base price on the date the option is exercised. There is no assurance that the value realized by the Named Executive Officer would be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based on certain assumptions, such as interest rates, stock price volatility and future dividend yields.

         Option Exercises and Year-End Holdings. Certain of the Named Executive Officers exercised an aggregate of 45,000 options in 2000. In addition, during such period an aggregate of 87,000 vested options were converted into restricted Common Stock by certain of the Named Executive Officers. The following table sets forth information with respect to options exercised during, and the value of options held at the end of, 2000 by the Named Executive Officers.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2000
                     AND FISCAL YEAR-END 2000 OPTION VALUES


                                                    Number of Securities Underlying       Value of Unexercised
                                                           Unexercised Options          In-the-Money Options at
                         Shares                          at December 31, 2000(#)          December 31, 2000(3)
                      Acquired on       Value       -------------------------------    ---------------------------
Name                 Exercise(#)(1)   Realized($)   Exercisable       Unexercisable    Exercisable   Unexercisable
----                 --------------   -----------   -----------       -------------    -----------   -------------
Michael W. Brennan           0               0        220,000           60,000          $1,492,300     $ 405,000
Michael J. Havala       30,000        $256,432        110,000           45,000          $  651,400     $ 303,750
Johannson L. Yap             0               0        132,500           43,000          $  856,325     $ 290,250
David P. Draft          15,000        $ 58,125         55,000           29,200          $  232,850     $ 197,100
Gary H. Heigl                0               0        144,000           52,000(2)       $  812,380     $ 351,000(2)
---------------------------


(1) Represents shares with respect to which options were exercised in 2000 by the Named Executive Officers. Does not include conversions of vested options into restricted stock. During 2000, Messrs. Brennan, Havala, Yap and Heigl converted 10,000, 20,000, 30,000 and 27,000 vested options, respectively, into restricted Common Stock. As a result of such conversion, Messrs. Brennan, Havala, Yap and Heigl received 1,903, 3,363, 5,044 and 4,593 restricted shares, respectively.
(2) Of such options, 34,667 were cancelled in January 2001. Dollar values do not reflect such cancellation.
(3) Based on the closing price per share of Common Stock as reported on the New York Stock Exchange on December 29, 2000 ($34.00).


EMPLOYMENT AGREEMENTS

         In February 1997, the Company entered into a written employment agreement with Michael W. Brennan, who became the Company's President and Chief Executive Officer in November 1998. The agreement provides for an initial annual minimum base salary of $195,000, which may be increased at the discretion of the Compensation Committee, and an annual bonus at the discretion of the Compensation Committee. The agreement provides for an initial term of two years and subsequent two-year periods unless otherwise terminated; provided, however, that the agreement will expire on Mr. Brennan's 70th birthday. Upon certain changes in control of the Company or a termination without cause, Mr. Brennan is entitled to severance in an amount equal to two times his annual salary, plus two times his average bonus over the prior two years. In addition, upon termination, Mr. Brennan's options and awards under the 1994 Stock Plan, the 1997 Stock Plan and Deferred Income Plan will fully vest and his other benefits will continue for a period of two years. Severance amounts payable to Mr. Brennan upon termination will be reduced if such amounts become payable after Mr. Brennan's 67th birthday. Mr. Brennan has agreed to a two-year covenant not to compete after termination.

         In July 2000, the Company entered into written employment agreements with Michael J. Havala, the Company's Chief Financial Officer, Secretary and Treasurer, and with Johannson L. Yap, the Company's Chief Investment Officer. The agreements provide for an initial annual minimum base salary of $265,000 for Mr. Havala and $235,000 for Mr. Yap, which amounts may be increased at the recommendation of the Chief Executive Officer, with the approval of the Compensation Committee, and for annual bonuses as recommended by the Chief Executive Officer and approved by the Compensation Committee. Each of the agreements provides for an initial term of two years and subsequent two-year periods unless otherwise terminated; provided, however, that the agreements will expire on Mr. Havala's and Mr. Yap's respective 70th birthdays. Upon their termination without cause, through constructive discharge, or upon a work-related disability, each of Mr. Havala and Mr. Yap is entitled to severance in an amount equal to three times his annual salary, plus 75% of his maximum bonus potential for the then-current year. Upon certain changes in control of the Company, each of Mr. Havala and Mr. Yap is entitled to severance in an amount equal to two times his annual salary, plus 100% of his maximum cash bonus for the then-current year, plus two times the product of his annual salary and an average of his actual cash bonus percentage for the prior two years and his maximum cash bonus percentage for the then-current year. In addition, upon their termination, unless they are terminated for cause, each of Mr. Havala's and Mr. Yap's options and awards under the 1994 Stock Plan, the 1997 Stock Plan and Deferred Income Plan, and any subsequent similar plan, including the 2001 Stock Incentive Plan if it is approved by the Company's stockholders, will fully vest and his health insurance benefits will continue for a period of three years. Severance amounts payable to Mr. Havala and Mr. Yap upon their termination will be reduced if such amounts become payable after their respective 67th birthdays. Each of Mr. Havala and Mr. Yap has agreed to a one-year covenant not to compete after his termination, except in connection with certain changes in control of the Company. In connection with certain changes in control of the Company, each of Mr. Havala and Mr. Yap has agreed to a six-month covenant not to compete.

         In January 2001, Gary H. Heigl resigned his position as Chief Operating Officer of the Company. Pursuant to the terms of a separation agreement, Mr. Heigl received a cash severance payment of $535,000 and a cash payment of $250,000 in consideration of a covenant not to compete. The expiration date for Mr. Heigl's vested stock options was accelerated to April 30, 2001, all non-vested options were cancelled and all of Mr. Heigl's restricted stock became fully vested. In addition, Mr. Heigl received a cash payment of $163,582, representing the amount accrued and owing to him under the Deferred Income Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee consists of Messrs. Slater and Lesher. Neither of them has served as an officer of the Company and Mr. Lesher has no other business relationship or affiliation with the Company, except his service as a director. From time to time, Mr. Slater provides consulting services to the Company through his private consulting firm, Jackson Consulting, Inc. ("Jackson Consulting").

STOCK PERFORMANCE GRAPH

         The incorporation by reference of this Proxy Statement into any document filed with the SEC by the Company shall not be deemed to include the following performance graph unless such graph is specifically stated to be incorporated by reference into such document.

         The following graph provides a comparison of the cumulative total stockholder return among the Company, the NAREIT Equity REIT Total Return Index (the "NAREIT Index"), an industry index which, as of December 31, 2000, was comprised of 158 tax-qualified equity REITs (including the Company) and the Standard & Poor's 500 Index ("S&P 500"). The comparison is for the period from December 31, 1995 to December 31, 2000 and assumes the reinvestment of any dividends. The closing price for the Company's Common Stock quoted on the New York Stock Exchange at the close of business on December 29, 1995 was $22.50 per share. The NAREIT Index includes REITs with 75% or more of their gross invested book value of assets invested directly or indirectly in the equity ownership of real estate. Upon written request, the Company will provide stockholders with a list of the REITs included in the NAREIT Index. The historical information set forth below is not necessarily indicative of future performance. The following graph was prepared at the Company's request by Research Data Group, Inc., San Francisco, California.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

                              [PERFORMANCE GRAPH]

                                    [LEGEND]

--------------------------------------------------------------------------------
                             CUMULATIVE TOTAL RETURN
--------------------------------------------------------------------------------
                                      12/95  12/96  12/97  12/98  12/99  12/00
--------------------------------------------------------------------------------

FIRST INDUSTRIAL REALTY TRUST, INC.   $100   $146   $185   $148   $166   $223
NAREIT EQUITY                          100    135    163    134    128    162
S&P 500                                100    123    164    211    255    232
--------------------------------------------------------------------------------

REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors is composed of two of the Company's independent outside directors, Messrs. Slater and Lesher. The Compensation Committee is responsible for administering the policies that govern the Company's executive compensation.

         Objectives of Executive Compensation. The Compensation Committee has designed its compensation policy to provide the proper incentives to management to maximize the Company's performance in order to serve the best interests of its stockholders. As a result, the Compensation Committee intends to focus on incentive awards, such as stock option grants, restricted stock awards and deferred income awards (as described below), as opposed to large salary increases, to emphasize performance related incentive compensation. The Compensation Committee currently grants stock option and other incentive awards under the 1997 Stock Plan and the Deferred Income Plan, and, subject to stockholder approval, will also grant such awards under the 2001 Stock Incentive Plan.

         The bonuses and incentive awards awarded for 2000 performance to the Chief Executive Officer and the other executive officers were based on the achievement of the Company's business plan, primary components of which were the Company's Funds from Operations, an industry recognized measure of a REIT's performance (commonly referred to as "FFO"), and specific performance objectives, such as individual performance related to same property net operating income growth and investment goals.

         In 1999, an outside third-party consultant was hired to assist the Compensation Committee in reviewing its compensation objectives and conducting a market compensation analysis. Among other things, the consultant compared the Company's executive officers' base salaries, cash and equity bonus awards and level of stock ownership in the Company with those of other comparable companies. In general, the consultant affirmed the Compensation Committee's objectives and found the Company's executive officers' compensation to be consistent with market. The consultant encouraged the Compensation Committee to continue its efforts to increase management's level of stock ownership in the Company and made recommendations toward that effort, which are reflected in 2000 compensation and are expected to be reflected in future compensation.

         The Company maintains the philosophy that compensation of its executive officers and others should be directly and materially linked to operating performance. To achieve this linkage, executive compensation is weighted towards bonuses paid and incentive awards granted on the basis of the Company's performance. Thus, while annual salary increases are based on personal performance of the executive officers and general economic conditions, annual bonuses and incentive award grants are directly tied to the Company's actual economic performance during the applicable fiscal year.

         Stock options, together with other incentive awards (e.g., restricted stock), are granted to the executives under the provisions of the 1997 Stock Plan and, subject to stockholder approval, will also be granted under the 2001 Stock Incentive Plan in the future. In addition, incentive awards are granted under the Deferred Income Plan. Such incentive awards are granted to provide incentive to improve stockholder value over the long-term and to encourage and facilitate executive stock ownership. Stock options generally are granted at the market price of the Common Stock at the date of grant to ensure that executives can only be rewarded for appreciation in the price of the Common Stock when the Company's stockholders are similarly benefited. The Compensation Committee determines those executives who will receive incentive award grants and the size of such awards.

         Compensation Committee Procedures. The Compensation Committee will annually evaluate the personal performance of the Chief Executive Officer and the other executive officers of the Company, as well as the Company's performance. In setting the salary levels for compensation, the Compensation Committee compares the total annual compensation and stock ownership of the Chief Executive Officer and the other executive officers to the compensation of executive officers of other publicly held REITs. Personal performance can include such qualitative factors as organizational and management development exhibited from year to year. Generally the Compensation Committee will meet prior to the beginning of each fiscal year to establish base salary and performance targets for the upcoming year and will meet again at the beginning of each year to review performance and approve incentive awards for the preceding fiscal year.

         Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on the Company's tax return of compensation over $1 million to any of the Named Executive Officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's stockholders. The Compensation Committee's policy with respect to Section 162(m) is to make reasonable efforts to ensure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate rewards for their performance.

         The Compensation Committee believes that it has designed and implemented a compensation structure that provides appropriate awards and incentives for the Company's executive officers as they work to sustain and improve the Company's overall performance.

         Submitted by the Compensation Committee:

                  Robert J. Slater          John L. Lesher

REPORT OF THE AUDIT COMMITTEE

         Pursuant to a meeting of the Audit Committee on March 8, 2001, the Audit Committee reports that it has: (i) reviewed and discussed the Company's audited financial statements with management; (ii) discussed with the independent auditors the matters (such as the quality of the Company's accounting principles and internal controls) required to be discussed by Statement on Auditing Standards No. 61; and (iii) received written confirmation from PricewaterhouseCoopers LLP that it is independent and written disclosures regarding such independence as required by Independence Standards Board No. 1, and discussed with the auditors the auditors' independence. Based on the review and discussions referred to in items (i) through (iii) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's annual report for the Company's fiscal year ended December 31, 2000.

         Submitted by the Audit Committee:

                  John Rau          Kevin Lynch      J. Steven Wilson
                  Chairman


CERTAIN RELATIONSHIPS AND TRANSACTIONS

         From time to time, Robert J. Slater, a director of the Company, provides consulting services to the Company through his private consulting firm, Jackson Consulting. In 2000, the Company paid Jackson Consulting approximately $4,736 in connection with Mr. Slater's consulting services.

         On January 28, 2000, the Company purchased two industrial properties from two limited partnerships, Roosevelt Glen Corporate Center ("Roosevelt") and Hartford Center Investment Company ("Hartford"), for a total consideration of approximately $8.36 million. Tomasz/Shidler Investment Corporation ("TSIC"), a corporation in which Jay H. Shidler, Chairman of the Board of Directors of the Company, is an officer and shareholder, has a 11.638% general partner interest in Roosevelt and a 12.39% general partner interest in Hartford. Waikiki Beachcomber Investment Company, a general partnership in which Mr. Shidler is a partner, has a 1.397% limited partner interest in Roosevelt. Also on January 28, 2000, the Company purchased one industrial property from Eastgate Shopping Center Investment Co. ("Eastgate"), a limited partnership, for a total consideration of approximately $2.52 million. TSIC has a 12.972% general partner interest in Eastgate. Management of the Company believes the terms of these transactions were as favorable to the Company as could be obtained in an arm's length transaction.

         In January and February 2001, FR Development Services, Inc. ("FRDS") purchased all of the voting and non-voting shares (a total of 25,790 shares) of FRDS held by Messrs. Brennan, Havala, Yap and Heigl for approximately $1,262,633 in the aggregate, in connection with FRDS' election to become a taxable REIT subsidiary of the Company. As a result of the transaction, First Industrial, L.P., the operating subsidiary of the Company, became the sole stockholder of FRDS. At the time of the transaction, Messrs. Brennan, Havala, Yap and Heigl had equity interests in FRDS of approximately 1.06%, 0.6%, 0.6% and 0.5%, respectively. The amounts paid to Messrs. Brennan, Havala, Yap and Heigl have been included in the total Bonus amounts in the Summary
Compensation Table.

         The Company often engages in transactions for which CB Richard Ellis, Inc. ("CB Richard Ellis") acts as a broker. The brother of Michael W. Brennan, the President and Chief Executive Officer and a director of the Company, is an employee of CB Richard Ellis and in 2000, in one transaction in which the Company sold property for approximately $2.2 million, received $4,821 as a portion of the brokerage commission paid by the Company to CB Richard Ellis in connection with such transaction, and, in another transaction in which the Company purchased property for approximately $52.6 million, received $59,264 as a portion of the brokerage commission paid by the seller to CB Richard Ellis in connection with such transaction. Management of the Company believes the terms of brokerage services provided by CB Richard Ellis in such transactions were as favorable to the Company as could be obtained in an arm's length transaction.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors and "greater than ten-percent" stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms so filed.

         Based solely on review of the copies of such forms furnished to the Company for 2000, all Section 16(a) filing requirements applicable to the Company's officers, directors and "greater than ten-percent" stockholders were complied with, except that (i) Craig Cosgrove filed one Form 4 late with respect to a transaction in February 2000, (ii) Ed Tyler filed his Form 3 late (iii) John Lesher filed one Form 4 late with respect to a transaction in June 2000,
(iv) Michael Brennan filed one Form 4 late with respect to a transaction in August 2000, (v) Jay Shidler filed one Form 4 late with respect to a transaction in October 2000 and (vi) Anthony Muscatello filed three Forms 4 late, one with respect to a transaction in February 2000, one with respect to a transaction in July 2000 and one with respect to a transaction in October 2000. In addition, Mr. Cosgrove failed to report his ownership of approximately 952 shares of Common Stock on his Form 3. The ownership of such shares was reported on his Form 4 for March 2001. Also, Timothy Gudim failed to report the conversion into Common Stock of certain limited partnership units of First Industrial, L.P. held indirectly by Mr. Gudim, and the sale of such Common Stock. Such conversion and sale was reported on his Form 4 for March 2001.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table presents information concerning the ownership of Common Stock of the Company and limited partnership units ("Units") of First Industrial, L.P. (which generally are exchangeable on a one-for-one basis, subject to adjustments, for Common Stock) by all directors, the Named Executive Officers, the directors and executive officers of the Company as a group and persons and entities known to the Company to be beneficial owners of more than 5% of the Company's Common Stock. The information is presented as of March 20, 2001, unless otherwise indicated, and is based on representations of officers and directors of the Company and filings received by the Company on Schedule 13G under the Exchange Act. As of March 20, 2001, there were 39,209,645 shares of Common Stock and 7,174,179 Units outstanding.

                                                         Common Stock/Units
                                                            Beneficially
                                                               Owned
                                                        ---------------------
                                                                     Percent
                                                         Number      of Class
                                                        ---------    --------
          Names and Addresses of
              5% Stockholders
              ---------------
     Cohen & Steers Capital Management, Inc.
     757 3rd Avenue
     New York, New York 10017(1)..............          2,027,700      5.2%

          Names and Addresses of
          Directors and Officers*
          ----------------------
     Jay H. Shidler(2)........................          1,321,597      3.3%
     Michael W. Brennan(3)....................            408,849      1.0%
     John L. Lesher(4)........................             41,288       **
     Kevin W. Lynch(5)........................             56,806       **
     Michael G. Damone(6).....................            225,498       **
     John Rau(7)..............................             65,788       **
     Robert J. Slater(8)......................             50,613       **
     J. Steven Wilson(9)......................             65,074       **
     W. Ed Tyler(10)..........................             10,664       **

                                                         Common Stock/Units
                                                            Beneficially
                                                               Owned
                                                        ---------------------
                                                                     Percent
                                                         Number      of Class
                                                        ---------    --------
     Michael J. Havala(11)....................            199,658      **
     Johannson L. Yap(12).....................            214,018      **
     David P. Draft(13).......................             96,390      **
     Gary H. Heigl(14)........................            197,161      **

     All directors, Named Executive
       Officers and other executive officers
       as a group (17 persons)(15)............          3,122,391    7.6%

---------------
* The business address for each of the directors and executive officers of the Company is 311 South Wacker Drive, Suite 4000, Chicago, Illinois 60606.
**   Less than 1%

(1)  Pursuant to a Schedule 13G dated February 13, 2001 filed by Cohen &
     Steers  Capital  Management, Inc., Cohen & Steers Capital Management,
     Inc. has the sole power to dispose of all 2,027,700 shares reported, but has the sole power to vote only 1,726,700 of such shares.
(2) Includes 910,660 shares held by Shidler Equities, L.P., a Hawaii limited partnership owned by Mr. Shidler and Mrs. Shidler, 68,020 Units held by Mr. Shidler directly, 254,541 Units held by Shidler Equities, L.P., 1,223 Units held by Mr. and Mrs. Shidler jointly, and 22,079 Units held by Holman/Shidler Investment Corporation. Also includes 22,500 shares which may be acquired by Mr. Shidler upon the exercise of vested options granted under the 1994 Stock Plan, consisting of 15,000 shares at an exercise price of $23.50 per share and 7,500 shares at an exercise price of $18.25 per share. Also includes 30,000 shares which may be acquired upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 10,000 shares at an exercise price of $30.50 per share, 10,000 shares at an exercise price of $31.13 per share and 10,000 shares at an exercise price of $26.94 per share. Also includes 10,000 shares that may be acquired upon the exercise of options (which will vest in May 2001) granted under the 1997 Stock Plan at an exercise price of $30.00 per share. Also includes 2,574 shares of restricted Common Stock issued under the 1997 Stock Plan.
(3) Includes 30,000 shares that may be acquired by Mr. Brennan upon the exercise of vested options granted under the 1994 Stock Plan, consisting of 15,000 shares at an exercise price of $20.25 per share and 15,000 shares at an exercise price of $22.75 per share. Also includes 210,000 shares that may be acquired by Mr. Brennan upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 45,000 shares at an exercise price of $30.38 per share, 60,000 shares at an exercise price of $31.13 per share, 25,000 shares at an exercise price of $24.00 per share, 60,000 shares at an exercise price of $25.13 per share and 20,000 shares at an exercise price of $27.25 per share. Also includes 3,806 Units and 72,928 shares of restricted Common Stock issued under the 1997 Stock Plan. Does not include 2,650 shares of Preferred Stock.

(4) Includes 30,000 shares which may be acquired by Mr. Lesher upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 10,000 shares at an exercise price of $30.50 per share, 10,000 shares at an exercise price of $31.13 per share and 10,000 shares at an exercise price of $26.94 per share. Also includes 10,000 shares that may be acquired upon the exercise of options (which will vest in May 2001) granted under the 1997 Stock Plan at an exercise price of $30.00 per share. Also includes 1,288 shares of restricted Common Stock issued under the 1997 Stock Plan.
(5) Includes 15,000 shares that may be acquired by Mr. Lynch upon the exercise of vested options granted under the 1994 Stock Plan at an exercise price of $23.50 per share. Also includes 30,000 shares that may be acquired upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 10,000 shares at an exercise price of $30.50 per share, 10,000 shares at an exercise price of $31.13 per share and 10,000 shares at an exercise price of $26.94 per share. Also includes 10,000 shares that may be acquired upon the exercise of options (which will vest in May 2001) granted under the 1997 Stock Plan at an exercise price of $30.00 per share. Also includes 1,288 shares of restricted Common Stock issued under the 1997 Stock Plan.
(6) Includes 7,500 shares held by a trust for the benefit of Mr. Damone's wife. Also includes 7,500 shares that may be acquired by Mr. Damone upon the exercise of vested options granted under the 1994 Stock Plan at an exercise price of $22.75 per share. Also includes 36,000 shares that may be acquired upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 10,000 shares at an exercise price of $30.38, 10,000 shares at an exercise price of $31.13, 12,000 shares at an exercise price of $25.13 and 4,000 shares at an exercise price of $27.25 per share. Also includes 144,296 Units. Also includes 5,234 shares of restricted Common Stock issued under the 1997 Stock Plan.
(7) Includes 22,500 shares that may be acquired by Mr. Rau upon the exercise of vested options granted under the 1994 Stock Plan, consisting of 15,000 shares at an exercise price of $23.50 per share and 7,500 shares at an exercise price of $18.25 per share. Also includes 30,000 shares that may be acquired upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 10,000 shares at an exercise price of $30.50 per share, 10,000 shares at an exercise price of $31.13 per share and 10,000 shares at an exercise price of $26.94 per share. Also includes 10,000 shares that may be acquired upon the exercise of options (which will vest in May 2001) granted under the 1997 Stock Plan at an exercise price of $30.00 per share. Also includes 1,288 shares of restricted Common Stock issued under the 1997 Stock Plan.
(8) Includes 30,000 shares that may be acquired by Mr. Slater upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 10,000 shares at an exercise price of $30.50 per share, 10,000 shares at an exercise price of $31.13 and 10,000 shares at an exercise price of $26.94 per share. Also includes 10,000 shares that may be acquired upon the exercise of options (which will vest in May 2001) granted under the 1997 Stock Plan at an exercise price of $30.00 per share. Also includes 9,613 shares of restricted Common Stock issued under the 1997 Stock Plan.
(9) Includes 22,500 shares that may be acquired by Mr. Wilson upon the exercise of vested options granted under the 1994 Stock Plan, consisting of 15,000 shares at an exercise price of $23.50 per share and 7,500 shares at an exercise price of $18.25 per share. Also includes 30,000 shares that may be acquired upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 10,000 shares at an exercise price of $30.50 per share, 10,000 shares at an exercise price of $31.13 per share and 10,000 shares at an exercise price of $26.94 per share. Also includes 10,000 shares that may be acquired upon the exercise of options (which will vest in May 2001) granted under the 1997 Stock Plan at an exercise price of $30.00 per share. Also includes 2,574 shares of restricted Common Stock issued under the 1997 Stock Plan.
(10) Includes 10,000 shares that may be acquired by Mr. Tyler upon the exercise of options (which will vest in May 2001) granted under the 1997 Stock Plan at an exercise price of $30.00 per share. Also includes 664 shares of restricted Common Stock issued under the 1997 Stock Plan.
(11) Includes 1,251 shares held in custodial accounts for Mr. Havala's children. Also includes 15,000 shares which may be acquired by Mr. Havala upon the exercise of vested options granted under the 1994 Stock Plan at an exercise price of $20.25 per share. Also includes 110,000 shares that may be acquired by Mr. Havala upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 30,000 shares at an exercise price of $30.38 per share, 40,000 shares at an exercise price of $31.13 per share, 25,000 shares at an exercise price of $25.13 per share and 15,000 shares at an exercise price of $27.25 per share. Also includes 50,975 shares of restricted Common Stock issued under the 1997 Stock Plan. Does not include 2,000 shares of Preferred Stock.
(12) Includes 10,000 shares which may be acquired by Mr. Yap upon the exercise of vested options granted under the 1994 Stock Plan at an exercise price of $20.25 per share. Also includes 124,333 shares that may be acquired by Mr. Yap upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 30,000 shares at an exercise price of $30.38, 40,000 shares at an exercise price of $31.13 per share, 40,000 shares at an exercise price of $25.13 per share and 14,333 shares at an exercise price of $27.25 per share. Also includes 1,680 Units. Also includes 50,149 shares of restricted Common Stock issued under the 1997 Stock Plan.
(13) Includes 64,733 shares that may be acquired by Mr. Draft upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 20,000 shares at an exercise price of $30.38 per share, 25,000 shares at an exercise price of $31.13 per share, 10,000 shares at an exercise price of $25.13 per share and 9,733 shares at an exercise price of $27.25 per share. Also includes 24,309 shares of restricted Common Stock issued under the 1997 Stock Plan.
(14) Includes 161,333 shares that may be acquired by Mr. Heigl upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 30,000 shares at an exercise price of $30.38 per share, 20,000 shares at an exercise price of $28.50 per share, 40,000 shares at an exercise price of $31.13 per share, 54,000 shares at an exercise price of $25.13 per share and 17,333 shares at an exercise price of $27.25 per share.
(15) Includes 145,000 shares in the aggregate that may be acquired by directors or executive officers upon the exercise of vested options granted under the 1994 Stock Plan, consisting of 60,000 shares at an exercise price of $23.50 per share, 22,500 shares at an exercise price of $18.25 per share, 40,000 shares at an exercise price of $20.25 per share and 22,500 shares at an exercise price of $22.75 per share. Also includes 1,058,633 shares in the aggregate that may be acquired by directors and executive officers upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 175,000 shares at an exercise price of $30.38, 60,000 shares at an exercise price of $30.50, 20,000 shares at an exercise price of $28.50, 25,000 shares at an exercise price of $24.00, 303,000 shares at an exercise price of $31.13, 248,500 shares at an exercise price of $25.13, 60,000 shares at an exercise price of $26.94, 97,133 shares at an exercise price of $27.25 and 70,000 shares at an exercise price of $30.00. Also includes 505,943 Units. Also includes 273,362 shares of restricted Common Stock issued under the 1997 Stock Plan. Does not include 4,650 shares of Preferred Stock in the aggregate owned by certain executive officers and directors of the Company.

                                   PROPOSAL II

                    APPROVAL OF THE 2001 STOCK INCENTIVE PLAN

     At its meeting on March 9, 2001, the Board of Directors of the Company adopted the First Industrial Realty Trust, Inc. 2001 Stock Incentive Plan (the "2001 Stock Incentive Plan") and directed that the 2001 Stock Incentive Plan be submitted to the stockholders for their approval. The Board of Directors believes that the adoption of the 2001 Stock Incentive Plan is in the best interests of the stockholders and the Company because the ability to grant options and other stock-based awards thereunder is an important factor in attracting, motivating and retaining qualified personnel.


SUMMARY OF THE PROVISIONS OF THE 2001 STOCK INCENTIVE PLAN

     The following summary of the 2001 Stock Incentive Plan is qualified in its entirety by the specific language of the plan, a copy of which is attached hereto as Appendix B.

     General. The purpose of the 2001 Stock Incentive Plan is to encourage and enable the officers, employees and directors of the Company and its affiliates, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. Approximately 158 employees and all nine directors are eligible to participate in the 2001 Stock Incentive Plan. The 2001 Stock Incentive Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to employees of the Company and for the grant of nonstatutory stock options, stock appreciation rights ("SARs"), restricted stock awards, performance share awards and dividend equivalents to officers, employees and directors of the Company. The Board of Directors has authorized, subject to stockholder approval, 2,300,000 shares of Common Stock for issuance under the 2001 Stock Incentive Plan. The market value of shares of Common Stock was $31.64 per share, based on its closing price as reported on the New York Stock Exchange on March 30, 2001. With respect to SARs, performance share awards and restricted stock awards, the maximum number of shares of Common Stock, in the aggregate, subject to such awards granted under the 2001 Stock Incentive Plan will be 345,000 shares. In addition, the maximum number of shares of Common Stock with respect to which stock options and SARs may be granted during a calendar year to any participant under the 2001 Stock Incentive Plan will be 500,000 shares. Also, with respect to performance share awards and restricted stock awards, the maximum number of shares of Common Stock subject to such awards granted during a calendar year to any participant under the 2001 Stock Incentive Plan shall be 100,000 shares. In the event of any recapitalization, reclassification, split-up or consolidation of shares of stock, separation (including a spin-off), dividend on shares of stock payable in capital stock, or other similar change in capitalization of the Company or a merger or consolidation of the Company or sale by the Company of all or a portion of its assets or other similar event, appropriate adjustments will be made to the shares, including the number thereof, subject to the 2001 Stock Incentive

Plan and to any outstanding awards. Shares of Common Stock underlying any awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise) will be added back to the shares of Common Stock available for issuance under the 2001 Stock Incentive Plan.

     Administration. The 2001 Stock Incentive Plan will be administered by the Compensation Committee of the Board of Directors of the Company. Subject to the provisions of the 2001 Stock Incentive Plan, the Compensation Committee will determine the persons to whom grants of options, SARs, restricted stock awards, performance share awards and dividend equivalents are to be made, the number of shares of Common Stock to be covered by each grant and all other terms and conditions of the grant. If an option is granted, the Compensation Committee will determine whether the option is an incentive stock option or a nonstatutory stock option, the option's term, vesting and exercisability, and the other terms and conditions of the grant. The Compensation Committee will also determine the terms and conditions of SARs, restricted stock awards, performance share awards and dividend equivalents. The Compensation Committee will have the responsibility to interpret the 2001 Stock Incentive Plan and to make determinations with respect to all awards granted under the 2001 Stock Incentive Plan. All determinations of the Compensation Committee will be binding on all persons, including the Company and plan participants. The costs and expenses of administering the 2001 Stock Incentive Plan will be borne by the Company.

     Eligibility. Participants in the 2001 Stock Incentive Plan will be directors and the full or part-time officers and other employees of the Company and its affiliates who are responsible for or contribute to the management, growth or profitability of the Company and its affiliates and who are selected from time to time by the Compensation Committee, in its sole discretion.

     Terms and Conditions of Option Grants. Each option granted under the 2001 Stock Incentive Plan will be evidenced by a written agreement in a form that the Compensation Committee may from time to time approve, will be subject to the terms and conditions of the 2001 Stock Incentive Plan and may contain such additional terms and conditions, not inconsistent with the terms of the 2001 Stock Incentive Plan, as may be determined by the Compensation Committee. The per share exercise price of an incentive stock option may not be less than 100% of the fair market value of a share of Common Stock on the date of the option's grant and the term of any such option shall expire on the tenth anniversary of the date of the option's grant. In addition, the per share exercise price of any incentive stock option granted to a person who at the time of the grant owns stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company must be at least 110% of the fair market value of a share of the Company's Common Stock on the date of grant and the option must expire no later than five years after the date of its grant. Generally, options may be exercised by the payment by the optionee or the optionee's broker of the exercise price in cash, certified check or wire transfer, or, subject to the approval of the Compensation Committee, through the tender of shares of the Company's Common Stock owned by the optionee having a fair market value not less than the exercise price. Options granted under the 2001 Stock

Incentive Plan will become exercisable at such times as may be specified by the Compensation Committee, subject to various limitations on exercisability in the event the optionee's employment or service with the Company terminates. Options are generally nontransferable by the optionee other than by will or by the laws of descent and distribution and are exercisable during the optionee's lifetime only by the optionee, except that non-qualified options may be transferred to one or more members of the optionee's immediate family, to certain entities for the benefit of the optionee's immediate family members or pursuant to a certified domestic relations order.

     Terms and Conditions of Other Awards. Each SAR, restricted stock award and performance share award made under the 2001 Stock Incentive Plan will be evidenced by a written agreement in a form and containing such terms, restrictions and conditions as may be determined by the Compensation Committee, consistent with the requirements of the 2001 Stock Incentive Plan. A SAR may be granted separately or in conjunction with the grant of an option. If the Compensation Committee determines that a restricted stock award or a performance share award to be granted to a participant should qualify as "performance-based compensation" for purposes of Section 162(m) of the Code, the grant, vesting and settlement of such award will be contingent upon achievement of one or more preestablished performance goals. One or more of the following business criteria for the Company must be used by the Compensation Committee in establishing such performance goals: (1) earnings, including FFO; (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on assets; (6) return on investment;
(7) return on capital; (8) return on equity; (9) economic value added; (10) operating margin; (11) net income; (12) pretax earnings; (13) pretax earnings before interest, depreciation and amortization; (14) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (15) operating earnings; (16) total stockholder return; and (17) any of the above goals as compared to the performance of a published or special index deemed applicable by the Compensation Committee including, but not limited to, the Standard & Poor's 500 Index. The Compensation Committee does not have the authority to increase the amount of compensation payable under any performance share award intended to qualify as "performance-based compensation" to the extent such an increase would cause the amounts payable pursuant to the performance share award to be nondeductible in whole or in part pursuant to
Section 162(m) of the Code and the regulations thereunder. SARs, restricted stock awards and performance share awards are generally nontransferable, except that SARs may be transferred pursuant to a certified domestic relations order and may be exercised by the executor, administrator or personal representative of a deceased participant within six months of the death of the participant.

     Change of Control Provisions. "Change of Control" generally means the occurrence of any one of the following events:

          (i) any person (other than the Company, any of its subsidiaries, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its subsidiaries), together with all affiliates and associates of such person, becomes the direct or indirect beneficial owner of securities of the Company representing 40% or more of either (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors or (B) the then outstanding shares of Common Stock of the Company (in either such case other than as a result of acquisition of securities directly from the Company); or

          (ii) persons who, as of the effective date of the 2001 Stock Incentive Plan, constitute the Company's Board of Directors ("Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors (however, any person becoming a director of the Company subsequent to the effective date of the 2001 Stock Incentive Plan whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors will, for purposes of the 2001 Stock Incentive Plan, be considered an Incumbent Director); or

          (iii) the stockholders of the Company approve (A) any consolidation or merger of the Company or any subsidiary where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate 50% or more of the voting stock of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any),
     (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

     In general, upon the occurrence of a Change of Control, options and SARs automatically would become fully exercisable and restrictions and conditions on restricted stock awards, performance share awards and dividend equivalents would automatically be deemed waived.

     Amendment and Termination of the 2001 Stock Incentive Plan. The Board of Directors may at any time amend or discontinue the 2001 Stock Incentive Plan and the Compensation Committee may at any time amend or cancel any outstanding award, but no such action will adversely affect rights under any outstanding award without the holder's consent and, except in the event of changes in the capitalization of the Company or other similar events, no amendment to any outstanding award will reduce the exercise price of the award.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE 2001 STOCK INCENTIVE PLAN

     The following discussion summarizes the principal federal income tax consequences of the 2001 Stock Incentive Plan. This discussion is based on current provisions of the Code, the regulations promulgated thereunder, and administrative and judicial interpretations thereof as in effect on the date hereof. The summary does not address any foreign, state or local tax consequences of participation in the 2001 Stock Incentive Plan.

     Stock Options. In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to the Company. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of Common Stock acquired on the exercise of such option depend on whether the option is an incentive stock option or a nonqualified stock option.

     Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of Common Stock received upon exercise over the exercise price. The Company will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock.

     Generally, a participant will not recognize ordinary taxable income at the time of exercise of an incentive stock option and no deduction will be available to the Company, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of termination of employment by reason of disability or death). If an incentive stock option granted under the 2001 Stock Incentive Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option. Also, an incentive stock option granted under the 2001 Stock Incentive Plan will be treated as a nonqualified stock option to the extent it (together with any other incentive stock options granted under other plans of the Company and its subsidiaries) first becomes exercisable in any calendar year for shares of Common Stock having a fair market value, determined as of the date of grant, in excess of $100,000.

     If shares of Common Stock acquired upon exercise of an incentive stock option are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of Common Stock acquired upon exercise of an incentive stock option are disposed of prior to the expiration of these one-year or two-year holding periods (a "Disqualifying Disposition"), the participant will recognize ordinary income at the time of disposition, and the Company will generally be able to claim a deduction, in an amount equal to the excess of the fair market value of the shares of Common Stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares of Common Stock have been held. Where shares of Common Stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of Common Stock have been held.

     Although the exercise of an incentive stock option as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant's alternative minimum taxable income and may result in an alternative minimum tax liability.

     Restricted Stock. A participant who receives shares of restricted stock will generally recognize ordinary income at the time the restrictions lapse. The amount of ordinary income so recognized will be the fair market value of the Common Stock at the time the income is recognized, determined without regard to any restrictions other than restrictions which by their terms will never lapse. This amount is generally deductible for federal income tax purposes by the Company. Dividends paid with respect to unvested restricted stock will be ordinary compensation income to the participant (and generally deductible by the Company). Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock, measured by the difference between the sale price and the fair market value on the date restrictions lapse, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock. The holding period for this purpose will begin on the date following the date restrictions lapse.

     In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted stock at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and the Company will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to the Company. If a Section 83(b) election is made and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

     Stock Appreciation Rights and Other Awards. With respect to SARs and other awards under the 2001 Stock Incentive Plan not described above, generally, when a participant receives payment with respect to an award granted to him or her under the 2001 Stock Incentive Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to the Company.

     Payment of Withholding Taxes. The Company may withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the 2001 Stock Incentive Plan.

     Special Rules. Certain special rules apply if the exercise price for an option is paid in shares previously owned by the optionee rather than in cash.

     Limitation on Deductibility. Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with awards granted under the 2001 Stock Incentive Plan) by a public company to a "covered employee" (the chief executive officer and four other most highly compensated executive officers of the Company) to no more than $1 million. The Company currently intends to structure stock options granted under the 2001 Stock Incentive Plan to comply with an exception to non-deductibility under Section 162(m) of the Code.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2001 STOCK INCENTIVE PLAN.

                                  PROPOSAL III

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The accounting firm of PricewaterhouseCoopers LLP (or its predecessor, Coopers & Lybrand L.L.P.) has served as the Company's independent auditors since the Company's formation in August 1993. On March 9, 2001, the Board of Directors voted to appoint PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.


AUDIT FEES

     The aggregate fees billed by PricewaterhouseCoopers LLP in connection with the audit of the Company's 2000 financial statements and the reviews of financial statements included in the Company's Forms 10-Q for 2000 were approximately $222,000, including expenses.


FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company did not utilize the services of PricewaterhouseCoopers LLP in the design or implementation of its financial information systems during fiscal 2000.


ALL OTHER FEES

     The aggregate fees billed by PricewaterhouseCoopers LLP in connection with the preparation of the Company's and its affiliates tax returns and general accounting and tax advice provided to the Company for fiscal 2000 were approximately $429,000, including expenses. The Audit Committee considers the provision of such services to be compatible with maintaining
PricewaterhouseCoopers LLP's independence.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2001.

     OTHER MATTERS


SOLICITATION OF PROXIES

     The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.


STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 11, 2001, in order to be considered for inclusion in the proxy statement and on the proxy card that will be solicited by the Board of Directors in connection with the 2002 Annual Meeting of Stockholders.

     In addition, the Bylaws of the Company provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting or propose business for consideration at such annual meeting, notice must generally be given to the Secretary of the Company not more than 180 days nor less than 75 days prior to the first anniversary of the preceding year's annual meeting. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.


OTHER MATTERS

     The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, it is the intention of the persons named as proxies in the accompanying Proxy Card to vote in their discretion all shares represented by validly executed proxies.

     REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

                                   Appendix A

                       FIRST INDUSTRIAL REALTY TRUST, INC.
                             AUDIT COMMITTEE CHARTER


The Audit Committee (the "Committee") is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the stockholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process.

Audit Committee Members shall meet the requirements of the New York Stock Exchange. The membership of the Committee shall consist of at least three Directors, all of whom shall be independent, who shall serve at the pleasure of the Board of Directors. Committee Members and the Committee Chairperson shall be designated by the Board of Directors.

The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

The Committee as a whole shall meet at least two times per year, or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. To the extent they determine appropriate, the Committee Members may communicate outside such meetings with one another and with members of management and the independent auditors.

In addition to those set forth in this Charter, the Committee will perform such other activities consistent with the Company's charter and bylaws and applicable law, as the Committee or the Board deems necessary or appropriate.

In meeting its responsibilities, the Committee is expected to:

1. Provide an open avenue of communication between the independent auditors and the Board of Directors. The independent auditors are ultimately accountable to the Board of Directors and the Committee.

2. Review and reassess this Charter annually and submit any proposed changes to the Board of Directors for approval.

3. Recommend to the Board of Directors the accounting firm to serve as independent auditors, and review and approve the discharge of the independent auditors.

4. Review the independence of the independent auditors, including a review of management consulting and other non-audit services and associated fees provided by that firm and any other relationship the auditors and its affiliates have with the Company. As a part of such review, the Committee shall require the independent auditors to submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the independent auditors and the Company.

5. Review with management and the independent auditors significant risks or exposures, whether from significant or unusual events or transactions or ordinary course operations, which impact financial reporting and operations, and assess the steps management has taken, and the adequacy and effectiveness of the Company's internal controls, to deal with such risks and exposures.

6.   Consider and review with the independent auditors:

     a.   The adequacy of the Company's internal controls.

     b. Any related significant findings and recommendations of the independent auditors together with management's responses thereto.

     c. Any other matters which the independent auditors determine they are required under applicable regulations to communicate to the Committee.

7. Prior to the annual audit of financial statements for the fiscal year, review with the independent auditors the audit plan, including the fees to be paid for the audit and related services.

8. Review with management and the independent auditors at the completion of the annual audit of the financial statements for the fiscal year, and prior to the filing of such financial statements:

     a.   The Company's annual financial statements and related footnotes.

     b. The independent auditors' audit of the financial statements and their report thereon.

     c. Any serious difficulties or disputes with management encountered during the course of the audit.

     d. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

9. Review with financial management and the independent auditors the Company's quarterly financial statements and results prior to filing with the SEC. The Committee Chairperson or other designated Committee member may conduct this review on behalf of the Committee.

10. Review legal and regulatory matters that may have a material impact on the financial statements.

11. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

12. Prepare and file, or cause to be prepared and filed any reports or other documents required to be prepared and filed by the Committee under any applicable law or regulations of the Securities and Exchange Commission or the New York Stock Exchange.

                                   Appendix B

                       FIRST INDUSTRIAL REALTY TRUST, INC.

                            2001 STOCK INCENTIVE PLAN

                                TABLE OF CONTENTS

SECTION 1.  General Purpose of the Plan; Definitions...................... B-2

SECTION 2.  Administration of Plan; Committee Authority to Select
              Participants and Determine Awards........................... B-4

SECTION 3.  Shares Issuable under the Plan; Mergers; Substitution......... B-5

SECTION 4.  Eligibility................................................... B-5

SECTION 5.  Stock Options................................................. B-6

SECTION 6.  Restricted Stock Awards....................................... B-9

SECTION 7.  Performance Share Awards......................................B-10

SECTION 8.  Stock Appreciation Rights.....................................B-10

SECTION 9.  Dividend Equivalents..........................................B-11

SECTION 10. Performance Awards............................................B-11

SECTION 11. Tax Withholding...............................................B-12

SECTION 12. Transfer, Leave of Absence, Etc...............................B-13

SECTION 13. Amendments and Termination....................................B-13

SECTION 14. Status of Plan................................................B-13

SECTION 15. Change of Control Provisions..................................B-14

SECTION 16. General Provisions............................................B-15

SECTION 17. Effective Date of Plan........................................B-16

SECTION 18. Governing Law.................................................B-16

                       FIRST INDUSTRIAL REALTY TRUST, INC.
                            2001 STOCK INCENTIVE PLAN

SECTION 1.   General Purpose of the Plan; Definitions.

     The name of the plan is the First Industrial Realty Trust, Inc. 2001 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees and Directors of First Industrial Realty Trust, Inc. (the "Company") and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

     The following terms shall be defined as set forth below:

     "Act" means the Securities Exchange Act of 1934, as amended.

     "Affiliate" means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

     "Award" or "Awards", except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Share Awards and Dividend Equivalents.

     "Board" means the Board of Directors of the Company.

     "Cause" means the participant's dismissal as a result of (i) any material breach by the participant of any agreement to which the participant and the Company or an Affiliate are parties, (ii) any act (other than retirement) or omission to act by the participant, including without limitation, the commission of any crime (other than ordinary traffic violations), which may have a material and adverse effect on the business of the Company or any Affiliate or on the participant's ability to perform services for the Company or any Affiliate, or
(iii) any material misconduct or neglect of duties by the participant in connection with the business or affairs of the Company or any Affiliate.

     "Change of Control" is defined in Section 15.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

     "Committee" means any Committee of the Board referred to in Section 2.

     "Director" means a member of the Board.

     "Disability" means disability as set forth in Section 22(e)(3) of the Code.

     "Dividend Equivalent" means a right, granted under Section 9, to receive cash, Stock, or other property equal in value to dividends paid with respect to a specified number of shares of Stock or the excess of dividends paid over a specified rate of return. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

     "Effective Date" means the date on which the Plan is approved by the stockholders of the Company as set forth in Section 17.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the related rules, regulations and interpretations.

     "Fair Market Value" on any given date means the last reported sale price at which Stock is traded on such date or, if no Stock is traded on such date, the most recent date on which Stock was traded, as reflected on the New York Stock Exchange or, if applicable, any other national stock exchange which is the principal trading market for the Stock.

     "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

     "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

     "Parent" means a "parent corporation" as defined in Section 424(e) of the Code.

     "Performance Share Award" means Awards granted pursuant to Section 7.

     "Restricted Stock Award" means Awards granted pursuant to Section 6.

     "Stock" means the Common Stock, $.01 par value per share, of the Company, subject to adjustment pursuant to Section 3.

     "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations, beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 2. Administration of Plan; Committee Authority to Select Participants and Determine Awards.

     (a) Committee. The Plan shall be administered by a committee of not less than two Directors, as appointed by the Board from time to time (the "Committee"). Unless otherwise determined by the Board, each member of the Committee shall qualify as a "non-employee director" under Rule 16b-3 issued pursuant to the Act and an "outside director" under Section 162(m) of the Code.

     (b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

            (i) to select the officers, employees and Directors of the Company and Affiliates to whom Awards may from time to time be granted;

            (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Dividend Equivalents, or any combination of the foregoing, granted to any officer, employee or Director;

            (iii) to determine the number of shares to be covered by any Award granted to an officer, employee or Director;

            (iv) to determine the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award granted to an officer, employee or Director, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

            (v) to accelerate the exercisability or vesting of all or any portion of any Award granted to a participant;

            (vi) subject to the provisions of Section 5(ii), to extend the period in which Stock Options granted may be exercised;

            (vii) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an Award granted to a participant shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

            (viii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments) granted to a participant; and to decide all disputes arising in connection with and make all determinations it deems advisable for the administration of the Plan.

     All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

SECTION 3.  Shares Issuable under the Plan; Mergers; Substitution.

     (a) Shares Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 2,300,000. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company. Subject to adjustment as provided in Section 3(b) below, (i) with respect to Stock Appreciation Rights, Performance Share Awards and Restricted Stock Awards, the maximum number of shares of Stock, in the aggregate, subject to such awards granted under the Plan shall be 345,000 shares, (ii) the maximum number of shares of Stock with respect to which Stock Options and Stock Appreciation Rights may be granted during a calendar year to any participant under the Plan shall be 500,000 shares and (iii) with respect to Performance Share Awards and Restricted Stock Awards, the maximum number of shares of Stock subject to such awards granted during a calendar year to any Participant under the Plan shall be 100,000 shares.

     (b) Stock Dividends, Mergers, etc. In the event of any recapitalization, reclassification, split- up or consolidation of shares of Stock, separation (including a spin-off), dividend on shares of Stock payable in capital stock, or other similar change in capitalization of the Company or a merger or consolidation of the Company or sale by the Company of all or a portion of its assets or other similar event, the Committee shall make such appropriate adjustments in the exercise prices of Awards, including Awards then outstanding, in the number and kind of securities, cash or other property which may be issued pursuant to Awards under the Plan, including Awards then outstanding, and in the number of shares of Stock with respect to which Awards may be granted (in the aggregate and to individual participants) as the Committee deems equitable with a view toward maintaining the proportionate interest of the participant and preserving the value of the Awards.

     (c) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

SECTION 4.  Eligibility.

     Participants in the Plan will be Directors and such full or part-time officers and other employees of the Company and its Affiliates who are responsible for or contribute to the management, growth or profitability of the Company and its Affiliates and who are selected from time to time by the Committee, in its sole discretion. Notwithstanding any provision of this Plan to the contrary, an Award may be granted to a person, in connection with his or her hiring as an employee, prior to the date the employee first performed services for the Company or an Affiliate, provided that any such Award shall not become exercisable or vested prior to the date the employee first performs such services as an employee.

SECTION 5.  Stock Options.

     Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. No Incentive Stock Option may be granted under the Plan after the tenth anniversary of the Effective Date. Incentive Stock Options may only be granted to employees of the Company, a Parent of the Company or a Subsidiary.

     The Committee in its discretion may grant Stock Options to Directors or to employees of the Company or any Affiliate. Stock Options granted to Directors and employees pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

            (i) Exercise Price. The per share exercise price of a Stock Option granted pursuant to this Section 5 shall be determined by the Committee at the time of grant. The per share exercise price of an Incentive Stock Option shall not be less than 100% of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or Parent corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than 110% of Fair Market Value on the grant date.

            (ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or Parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

            (iii) Exercisability; Rights of a Shareholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

            (iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

                   (A) In cash, by certified or bank check or other instrument acceptable to the Committee or by wire transfer to an account designated by the Company;

                   (B) In the form of shares of Stock that are not then subject to restrictions under any Company plan, if permitted by the Committee in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

                   (C) By the optionee delivering to the Company a properly
            executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

            The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of the Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

            (v) Non-transferability of Options. No Incentive Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Incentive Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee. Non-Qualified Stock Options granted under this Plan may be assigned or otherwise transferred by the participant only in the following circumstances: (i) by will or the laws of descent and distribution; (ii) by the participant to members of his or her "immediate family," to a trust established for the exclusive benefit of solely one or more members of the participant's "immediate family" and/or the participant, or to a partnership, limited liability company or corporation pursuant to which the only partners, members or shareholders, as the case may be, are one or more members of the participant's "immediate family" and/or the participant; or
     (iii) pursuant to a certified domestic relations order. Any Non-Qualified Stock Option held by a transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to the transfer, except that the Option will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, "immediate family" means the participant's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws, and relationships arising because of legal adoption.

            (vi) Termination by Death. If any optionee's service with the Company and its Affiliates terminates by reason of death, the Stock Option may thereafter be exercised, to the extent exercisable at the date of death, by the legal representative or legatee of the optionee, for a period of six months (or such longer period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Option, if earlier.

            (vii)  Termination by Reason of Disability.

                   (A) Any Stock Option held by an optionee whose service with the Company and its Affiliates has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of twelve months (or such longer period as the Committee shall specify at any time) from the date of such termination of service, or until the expiration of the stated term of the Option, if earlier.

                   (B) The Committee shall have sole authority and discretion to determine whether a participant's service has been terminated by reason of Disability.

                   (C) Except as otherwise provided by the Committee at the
            time of grant or otherwise, the death of an optionee during a period provided in this Section 5(vii) for the exercise of a Non-Qualified Stock Option, shall extend such period for six months from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

            (viii) Termination for Cause. If any optionee's service with the Company and its Affiliates has been terminated for Cause, any Stock Option held by such optionee shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Stock Option can be exercised for a period of up to 30 days from the date of termination of service or until the expiration of the stated term of the Option, if earlier.

            (ix) Other Termination. Unless otherwise determined by the Committee, if an optionee's service with the Company and its Affiliates terminates for any reason other than death, Disability, or for Cause, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable on the date of termination of service, for three months (or such longer period as the Committee shall specify at any time) from the date of termination of service or until the expiration of the stated term of the Option, if earlier.

            (x) Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

            (xi) Form of Settlement. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.

SECTION 6.  Restricted Stock Awards.

     (a)    Nature of Restricted Stock Award. The Committee may grant
Restricted Stock Awards to Directors and employees of the Company or any Affiliate. A Restricted Stock Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Committee, shares of stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing service and/or achievement of pre-established performance goals and objectives. In addition, a Restricted Stock Award may be granted to a Director or employee by the Committee in lieu of any compensation due to such Director or employee.

     (b)    Acceptance of Award. A participant who is granted a Restricted
Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within 60 days (or such shorter date as the Committee may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Restricted Stock in such form as the Committee shall determine.

     (c) Rights as a Shareholder. Upon complying with Section 6(b) above, a participant shall have all the rights of a shareholder with respect to the Restricted Stock including voting and dividend rights, subject to transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

     (d) Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein.

     (e) Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested."

     (f) Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 7.  Performance Share Awards.

     (a) Nature of Performance Shares. A Performance Share Award is an award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to Directors and employees of the Company or any Affiliate, including those who qualify for awards under other performance plans of the Company. The Committee in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Committee may rely on the performance goals and other standards applicable to other performance based plans of the Company in setting the standards for Performance Share Awards under the Plan.

     (b) Restrictions on Transfer. Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

     (c)    Rights as a Shareholder. A participant receiving a Performance
Share Award shall have the rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Committee).

     (d) Termination. Except as may otherwise be provided by the Committee at any time prior to termination of service, a participant's rights in all Performance Share Awards shall automatically terminate upon the participant's termination of service with the Company and its Affiliates for any reason (including, without limitation, death, Disability and for Cause).

     (e) Acceleration, Waiver, Etc. At any time prior to the participant's termination of service with the Company and its Affiliates, the Committee may in its sole discretion accelerate, waive or, subject to Section 13, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award; provided, however, that in no event shall any provision of the Plan be construed as granting to the Committee any discretion to increase the amount of compensation payable under any Performance Share Award intended to qualify as a Performance Award under Section 10 below to the extent such an increase would cause the amounts payable pursuant to the Performance Share Award to be nondeductible in whole or in part pursuant to Section 162(m) of the Code and the regulations thereunder, and the Committee shall have no such discretion notwithstanding any provision of the Plan to the contrary.

SECTION 8.  Stock Appreciation Rights.

     (a) Notice of Stock Appreciation Rights. A Stock Appreciation Right ("SAR") is a right entitling the participant to receive cash or Stock having a fair market value equal to the appreciation in the

Fair Market Value of a stated number of shares from the date of grant, or in the case of rights granted in tandem with or by reference to an Option granted prior to the grant of such rights, from the date of grant of the related Option to the date of exercise. SARs may be granted to Directors and employees of the Company or any Affiliate.

     (b) Terms of Awards. SARs may be granted in tandem with or with reference to a related Option, in which event the participant may elect to exercise either the Option or the SAR, but not both, as to the same share subject to the Option and the SAR, or the SAR may be granted independently. In the event of an Award with a related Option, the SAR shall be subject to the terms and conditions of the related Option. In the event of an independent Award, the SAR shall be subject to the terms and conditions determined by the Committee.

     (c) Restrictions on Transfer. SARs shall not be transferred, assigned or encumbered, except that SARs may be exercised by the executor, administrator or personal representative of the deceased participant within six months of the death of the participant (or such longer period as the Committee shall specify at any time) and transferred pursuant to a certified domestic relations order.

     (d) Payment Upon Exercise. Upon exercise of an SAR, the participant shall be paid the excess of the then Fair Market Value of the number of shares to which the SAR relates over the Fair Market Value of such number of shares at the date of grant of the SAR, or of the related Option, as the case may be. Such excess shall be paid in cash or in Stock having a Fair Market Value equal to such excess or in such combination thereof as the Committee shall determine.

SECTION 9.  Dividend Equivalents.

            The Committee is authorized to grant Dividend Equivalents to Directors and employees of the Company or any Affiliate. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

SECTION 10. Performance Awards.

     If the Committee determines that a Performance Share Award or a Restricted Stock Award to be granted to a participant should qualify as "performance-based compensation" for purposes of Section 162(m) of the Code, the grant, vesting and/or settlement of such award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 10.

     (a) Performance Goals Generally. The performance goals for such awards ("Performance Awards") shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 10. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto). The Committee may determine that such Performance Awards shall be granted, vested and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, vesting and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one participant or to different participants.

     (b) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings, including FFO; (2) revenues; (3) cash flow; (4) cash flow return on investment;
(5) return on assets; (6) return on investment; (7) return on capital; (8) return on equity; (9) economic value added; (10) operating margin; (11) net income; (12) pretax earnings; (13) pretax earnings before interest, depreciation and amortization; (14) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (15) operating earnings; (16) total stockholder return; and (17) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index.

     (c) Performance Period; Timing for Established Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under
Section 162(m) of the Code.

     (d) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a participant in respect of a Performance Award subject to this Section 10. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of a termination of employment of the participant prior to the end of a performance period or settlement of Performance Awards.

     (e) Written Determination. All determinations by the Committee as to the establishment of performance goals or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under this Section 10 shall be made in writing in the case of any Award intended to qualify under Section 162(m) of the Code.

SECTION 11. Tax Withholding.

     (a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includible in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     (b) Payment in Shares. A participant may elect, subject to such rules and limitations as may be established by the Committee from time to time, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due (based on the minimum statutory rates), or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due (based on the minimum statutory rates).

SECTION 12. Transfer, Leave of Absence, Etc.

     For purposes of the Plan, the following events shall not be deemed a termination of service:

     (a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; and

     (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 13. Amendments and Termination.

     The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award, but no such action shall adversely affect rights under any outstanding Award without the holder's consent and, except as set forth in Section 3(b) above, no amendment to any outstanding Award shall reduce the exercise price of the Award.

SECTION 14. Status of Plan.

     With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general unsecured creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 15. Change of Control Provisions.

     Upon the occurrence of a Change of Control as defined in this Section 15:

     (a) Each Stock Option and each Stock Appreciation Right shall automatically become fully exercisable unless the Committee shall otherwise expressly provide at the time of grant.

     (b) Restrictions and conditions on Awards of Restricted Stock, Performance Shares and Dividend Equivalents shall automatically be deemed waived, and the recipients of such Awards shall become entitled to receipt of the maximum amount of Stock subject to such Awards unless the Committee shall otherwise expressly provide at the time of grant.

     (c) Unless otherwise expressly provided at the time of grant, participants who hold Options shall have the right, in lieu of exercising the Option, to elect to surrender all or part of such Option to the Company and to receive cash in an amount equal to the excess of (i) the higher of (x) the Fair Market Value of a share of Stock on the date such right is exercised and (y) the highest price paid for Stock or, in the case of securities convertible into Stock or carrying a right to acquire Stock, the highest effective price (based on the prices paid for such securities) at which such securities are convertible into Stock or at which Stock may be acquired, by any person or group whose acquisition of voting securities has resulted in a Change of Control of the Company over (ii) the exercise price per share under the Option, multiplied by the number of shares of Stock with respect to which such right is exercised.

     (d) "Change of Control" shall mean the occurrence of any one of the following events:

            (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 40% or more of either
     (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities") or (B) the then outstanding shares of Common Stock of the Company (in either such case other than as a result of acquisition of securities directly from the Company); or

            (ii) persons who, as of the effective date of this Plan, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the effective date of this Plan whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director; or

            (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company or any Subsidiary where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 50% or more of the voting stock of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any),
     (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

     Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of Common Stock beneficially owned by any person to 40% or more of the shares of Common Stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 40% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional shares of Common Stock or other Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).

SECTION 16. General Provisions.

     (a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

     (b) Delivery of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

     (c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

SECTION 17. Effective Date of Plan.

     The Plan shall become effective upon approval by the stockholders of the Company.

SECTION 18. Governing Law.

     THIS PLAN SHALL BE GOVERNED BY NEW YORK LAW WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF, EXCEPT TO THE EXTENT SUCH LAW IS PREEMPTED BY FEDERAL LAW.

P
R                      FIRST INDUSTRIAL REALTY TRUST, INC.
O
X           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 16, 2001
Y                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Michael W. Brennan and Michael J. Havala, or either of them, with full powers of substitution, as proxies of the undersigned, with the authority to vote upon and act with respect to all shares of stock of First Industrial Realty Trust, Inc. (the "Company"), which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Company, to be held at the Sears Tower Conference Center, 233 South Wacker Drive, 33rd Floor, Lincoln Room, Chicago, Illinois, 60606, commencing Wednesday, May 16, 2001, at 9:00 a.m., and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present, and especially (but without limiting the general authorization and power hereby given) with the authority to vote on the reverse side.

                   Nominees (term, if elected, expires 2004):

                 JAY H. SHIDLER JOHN L. LESHER J. STEVEN WILSON

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED HEREIN. IF THIS PROXY DOES NOT INDICATE A CONTRARY CHOICE, IT WILL BE VOTED FOR ALL THE NOMINEES FOR DIRECTOR AS LISTED IN ITEM 1, FOR THE APPROVAL OF THE 2001 STOCK INCENTIVE PLAN DESCRIBED IN ITEM 2, FOR THE RATIFICATION OF AUDITORS DESCRIBED IN ITEM 3, AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES HEREIN WITH RESPECT TO ANY AND ALL MATTERS REFERRED TO IN ITEM 4.

                                                                     -----------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                     -----------

--------------------------------------------------------------------------------
                             * FOLD AND DETACH HERE *

[X] (PLEASE MARK YOUR)
    VOTES AS IN THIS
    EXAMPLE.

                        FOR ALL
                        NOMINEES            WITHHOLD
                   (except as marked        AUTHORITY                           AUTHORITY    AUTHORITY
                   to the contrary on    to vote for all                         GRANTED      WITHHELD
                     the line below)        nominees                               FOR        AGAINST     ABSTAIN
1. Election of           [  ]                 [  ]         2. Approval of          [  ]        [  ]        [  ]
   three Class I                                              the 2001 Stock
   Directors                                                  Incentive Plan:
   (see reverse)

To withhold authority for any individual nominee or nominees, write his or their name or names in the space below:

-------------------------------------------------------------------------------------------------------------------

                                               AUTHORITY     AUTHORITY
                                                GRANTED       WITHHELD
                                                  FOR          AGAINST        ABSTAIN
3. Ratification                                   [  ]          [  ]            [  ]
   of the selection of
   PricewaterhouseCoopers LLP
   as the Company's independent
   auditors:

4. In their discretion, on any and all other matters as may properly come before the meeting

NOTE: PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR TO THE
LEFT. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS
EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ET CETERA.  PLEASE RETURN SIGNED
PROXY IN THE ENCLOSED ENVELOPE.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to said stock and hereby ratifies and confirms all that the proxies named herein and their substitutes, or any of them, may lawfully do by virtue hereof.


--------------------------------------------------------------------

--------------------------------------------------------------------
Signature of Stockholder (if held jointly)                   DATE

                            * FOLD AND DETACH HERE *